UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/02/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 2, 2008, KLA-Tencor Corporation ("KLA-Tencor") issued $750,000,000 aggregate principal amount of 6.900% senior notes due 2018 (the "Notes") pursuant to an Indenture dated as of May 2, 2008 between KLA-Tencor and Wells Fargo Bank, N.A., as trustee (the "Indenture"). A copy of the Indenture is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the following summary is qualified in its entirety by the full text of the Indenture.

The Notes bear interest at the rate of 6.900% per annum. Interest on the Notes is payable on May 1 and November 1 of each year beginning November 1, 2008. The Notes will mature on May 1, 2018.

KLA-Tencor may redeem all or part of the Notes for cash at a price equal to 100% of the principal amount to be redeemed plus a make-whole premium and accrued and unpaid interest. The make-whole premium is calculated as the sum of the present values of the remaining scheduled interest payments on the Notes at the time of redemption, discounted at a rate equal to the yield to maturity of a comparable treasury security plus 50 basis points.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), holders of the Notes may require KLA-Tencor to purchase all or a portion of their Notes for cash at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. Subject to certain exceptions, the Indenture generally defines "Change of Control Triggering Event" as the combination of (i) a change of control of KLA-Tencor and (ii) a downgrade or withdrawal of the Notes' rating by two or more of the three rating agencies that rate the Notes during the period commencing on the date that KLA-Tencor announces the occurrence of or its intention to effect a change of control, and ending on the date that is 60 days after the consummation of such change of control.

The Indenture contains covenants restricting KLA-Tencor's and its subsidiaries' ability to incur secured indebtedness and to engage in sale-leaseback transactions, subject to certain exceptions.

The Notes will be unsecured and will rank equally in right of payment with all of KLA-Tencor's future unsecured and unsubordinated indebtedness. The Notes will not be guaranteed by any of KLA-Tencor's subsidiaries and will be effectively subordinated to any of KLA-Tencor's future secured indebtedness and to all future indebtedness and other liabilities of KLA-Tencor's subsidiaries.

The Indenture contains additional customary terms and covenants, including provisions under which if certain events of default occur and are continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.                        Description

        4.1        Indenture dated as of May 2, 2008 by and between KLA-Tencor Corporation and Wells Fargo Bank, N.A., as trustee
        4.2        Form of 6.900% Senior Notes Due 2018 (included in Exhibit 4.1)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: May 06, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-4.1	Indenture dated as of May 2, 2008 by and between KLA-Tencor Corporation and Wells Fargo Bank, N.A., as trustee (includes Exhibit 4.2, Form of 6.900% Senior Notes Due 2018)